CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Stallion Group on Form S-8, of our report dated July 11, 2006 appearing in the Annual Report on Form 10-KSB of The Stallion Group for the year ended May 31, 2006.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

February 23, 2007